As filed pursuant to Rule 424(b)(5)
Under the Securities Act of 1933
Registration No. 333-140958
SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED AUGUST 29, 2007
(TO PROSPECTUS DATED JULY 27, 2007)

CWMBS, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

CHL Mortgage Pass-Through Trust 2007-16
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-16

Class M Certificates

This Supplement modifies certain information contained in the Prospectus Supplement, dated August 29, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-16. This Supplement has been prepared in connection with the sale by CWMBS, Inc. to Countrywide Securities Corporation of the Class M Certificates, and the distribution of the Class M Certificates by Countrywide Securities Corporation to the public in negotiated transactions at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class M Certificates are expected to be approximately $12,788,328.81, plus accrued interest, before deducting expenses.

This Supplement modifies the following sections of the Prospectus Supplement:

•	the “Summary—ERISA Considerations” section on page S-15 of the Prospectus Supplement;

•	the “Risk Factors” section beginning on page S-17 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-35 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section beginning on page S-36 of the Prospectus Supplement;

•	the “Static Pool Data” section on page S-40 of the Prospectus Supplement;

•	the “ERISA Considerations” section beginning on page S-82 of the Prospectus Supplement; and

•	the “Method of Distribution” section on page S-84 of the Prospectus Supplement.

In addition, the Certificateholder Monthly Distribution Summary for the distribution date occurring in September 2007 is attached hereto as Annex A and provides information regarding the distribution made to the certificates on the distribution date occurring in September 2007, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

The date of this Supplement is October 22, 2007.

Summary - ERISA Considerations

The section of the Prospectus Supplement titled “Summary—ERISA Considerations” on page S-16 of the Prospectus Supplement is modified by replacing the paragraph in that section with the following:

The offered certificates (other than the Class PO, Class X, Class A-R, Class B-1 and Class B-2 Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-17 of the Prospectus Supplement is modified by replacing the final two risk factors starting on page S-24 with the following:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The table in Annex A entitled “Current Mortgage Loan Principal Balances” specifies the percentage of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the cut-off date, that have principal balances in each of the ranges specified in those tables. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-35 of the Prospectus Supplement is modified by replacing the last paragraph of that section with the following paragraph:

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” beginning on page S-36 of the Prospectus Supplement is modified by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	775,307
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$155,120
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	45.7%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	387,900
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$122,460
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	36.0%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	96,154
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$15,375
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	4.5%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	458,727
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$29,875
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.8%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	90,528
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$16,928
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.0%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,808,616
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$339,758
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	29%
_________
(1)	Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-40 of the Prospectus Supplement is modified by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200710. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

ERISA Considerations

The section of the Prospectus Supplement titled “ERISA Considerations” beginning on page S-82 of the Prospectus Supplement is modified by replacing the seventh, eighth, ninth and tenth paragraphs with the following:

It is expected that the Exemption will apply to the acquisition and holding by Plans of the offered certificates (other than the Class PO, Class X, Class A-R, Class B-1 and Class B-2 Certificates) and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- (or its equivalent) from at least one of S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc., certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

Because the Class PO, Class X, Class B-1 and Class B-2 Certificates are not being purchased by any underwriter to whom an exemption similar to the Exemption has been granted, the Class PO, Class X, Class B-1 and Class B-2 Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class PO, Class X, Class B-1 and Class B-2 Certificates may be transferred only if the conditions in the first or third bullet points in the next paragraph are met.

Because the characteristics of the Class A-R Certificates may not meet the requirements of the Exemption, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction giving rise to excise taxes or civil penalties if it purchases and holds Class A-R Certificates. Consequently, transfers of the Class A-R Certificates (and of certificates of any class that, because of a change of rating, no longer satisfy the rating requirement of the Exemption) will not be registered by the trustee unless the trustee receives:

•
a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer; or

•
an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or a person acting on behalf of a Plan or using a Plan’s assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

The first representation will be deemed to have been made by the transferee’s acceptance of a Class PO, Class X, Class B-1 or Class B-2 Certificate. If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

Method of Distribution

The section of the Prospectus Supplement titled “Method of Distribution” on page S-84 of the Prospectus Supplement is modified by replacing the last paragraph in that section with the following:

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and Countrywide Securities Corporation, an affiliate of the depositor, the sellers and the master servicer (“CSC”), the depositor has agreed to sell the Class M Certificates to CSC. CSC has agreed to purchase from the depositor the Class M Certificates.

Distribution of the Class M Certificates will be made by CSC from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. CSC may effect such transactions by selling the Class M Certificates to or through dealers and such dealers may receive from CSC, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. CSC and any dealers that participate with CSC in the distribution of the Class M Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Class M Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by CSC that it intends to make a market in the Class M Certificates but CSC has no obligation to do so. There can be no assurance that a secondary market for the Class M Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

The depositor has agreed to indemnify CSC against, or make contributions to CSC with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

The Class PO, Class X, Class B-1 and Class B-2 Certificates may be offered by Countrywide Home Loans or the depositor from time to time directly or through underwriters or agents (either of which may include CSC) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class PO, Class X, Class B-1 and Class B-2 Certificates may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 and any profit on the sale of those certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

ANNEX A

[Certificateholder Monthly Distribution Summary]

THE BANK OF NEW YORK
101 Barclay Street, 4W                                                                                   Distribution Date: 09/25/07
New York, NY 10286
Officer:                                 Michael Cerchio                                                               212-815-6314
Associate:                                Jonathan Conte                                                               212-815-6146
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-16
Series 2007-16

Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                                              Cusip                   Class Description                  Recombination Classes                     Certificate Rate Type                            Beginning Balance               Pass Through Rate (%)      Principal Distribution          Interest Distribution                       Total Distribution               Current Realized Losses      Ending Balance           Cumulative Realized Losses
-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                                             12544MAA7                              Senior                        Deposit-100.00%                                Fix-30/360                               721,900,000.00                           6.500000                 3,167,288.92                   3,910,291.67                             7,077,580.59                                     -      718,732,711.08                                    -
A2                                             12544MAB5                              Senior                                    N/A                                Fix-30/360                                25,304,933.00                           6.500000                   111,023.73                     137,068.39                               248,092.12                                     -       25,193,909.27                                    -
A3                                             12544MAC3                            Strip PO                        Exchange- 0.00%                                Fix-30/360                                96,253,334.00                           0.000000                   422,305.19                              -                               422,305.19                                     -       95,831,028.81                                    -
A4                                             12544MAD1                              Senior                        Exchange- 0.00%                                Fix-30/360                               625,646,666.00                           6.050000                 2,744,983.73                   3,154,301.94                             5,899,285.67                                     -      622,901,682.27                                    -
A5                                             12544MAE9                            Strip IO                        Exchange- 0.00%                                Fix-30/360                               625,646,666.00                           1.450000                            -                     755,989.72                               755,989.72                                     -      622,901,682.27                                    -
A6                                             12544MAF6                              Senior                        Exchange- 0.00%                                Fix-30/360                               625,646,666.00                           6.150000                 2,744,983.84                   3,206,439.16                             5,951,423.00                                     -      622,901,682.16                                    -
A7                                             12544MAG4                            Strip IO                        Exchange- 0.00%                                Fix-30/360                               625,646,666.00                           1.350000                            -                     703,852.50                               703,852.50                                     -      622,901,682.16                                    -
A8                                             12544MAH2                              Senior                        Exchange- 0.00%                                Fix-30/360                                96,253,334.00                           9.425000                   422,305.08                     755,989.72                             1,178,294.81                                     -       95,831,028.92                                    -
A9                                             12544MAJ8                              Senior                        Exchange- 0.00%                                Fix-30/360                                96,253,334.00                           8.775000                   422,305.08                     703,852.50                             1,126,157.59                                     -       95,831,028.92                                    -
X                                              12544MAK5                            Strip IO                                    N/A                                Fix-30/360                               681,232,986.00                           0.280886                            -                     159,457.41                               159,457.41                                     -      695,510,860.18                                    -
PO                                             12544MAL3                            Strip PO                                    N/A                                Fix-30/360                                 2,599,966.00                           0.000000                   490,162.75                              -                               490,162.75                                     -        2,109,803.25                                    -
AR                                             12544MAM1                              Senior                                    N/A                                Fix-30/360                                       100.00                           0.000000                       100.00                           0.78                                   100.78                                     -                   -                                    -

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
M                                              12544MAN9                           Mezzanine                                    N/A                                Fix-30/360                                13,598,000.00                           6.500000                            -                      73,655.83                                73,655.83                                     -       13,598,000.00                                    -
B1                                             12544MAP4                              Junior                                    N/A                                Fix-30/360                                 5,439,000.00                           6.500000                            -                      29,461.25                                29,461.25                                     -        5,439,000.00                                    -
B2                                             12544MAQ2                              Junior                                    N/A                                Fix-30/360                                 1,942,000.00                           6.500000                            -                      10,519.17                                10,519.17                                     -        1,942,000.00                                    -
B3                                             12544MAR0                              Junior                                    N/A                                Fix-30/360                                 3,497,000.00                           6.500000                            -                      18,942.08                                18,942.08                                     -        3,497,000.00                                    -
B4                                             12544MAS8                              Junior                                    N/A                                Fix-30/360                                   777,000.00                           6.500000                            -                       4,208.75                                 4,208.75                                     -          777,000.00                                    -
B5                                             12544MAT6                              Junior                                    N/A                                Fix-30/360                                 1,942,000.00                           6.500000                            -                      10,519.17                                10,519.17                                     -        1,942,000.00                                    -

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                                                                                                                                                      776,999,999.00                                                    3,768,575.40                   4,354,124.50                             8,122,699.90                                     -      773,231,423.60                                    -

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Principal Distribution Detail

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                                              Cusip        Original Certificate Balance          Beginning Certificate Balance          Scheduled Principal Distribution            Unscheduled Principal Adjustments         Net Principal Distribution            Deferred Interest        Current Realized Losses               Ending Certificate Balance             Ending Certificate Factor
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                                             12544MAA7                      721,900,000.00                         721,900,000.00                              3,167,288.92                                            -                       3,167,288.92                            -                              -                           718,732,711.08                           0.995612566
A2                                             12544MAB5                       25,304,933.00                          25,304,933.00                                111,023.73                                            -                         111,023.73                            -                              -                            25,193,909.27                           0.995612566
A3                                             12544MAC3                       96,253,334.00                          96,253,334.00                                422,305.19                                            -                         422,305.19                            -                              -                            95,831,028.81                           0.995612566
A4                                             12544MAD1                      625,646,666.00                         625,646,666.00                              2,744,983.73                                            -                       2,744,983.73                            -                              -                           622,901,682.27                           0.995612566
A5                                             12544MAE9                      625,646,666.00                         625,646,666.00                                         -                                            -                                  -                            -                              -                           622,901,682.27                           0.995612566
A6                                             12544MAF6                      625,646,666.00                         625,646,666.00                              2,744,983.84                                            -                       2,744,983.84                            -                              -                           622,901,682.16                           0.995612565
A7                                             12544MAG4                      625,646,666.00                         625,646,666.00                                         -                                            -                                  -                            -                              -                           622,901,682.16                           0.995612565
A8                                             12544MAH2                       96,253,334.00                          96,253,334.00                                422,305.08                                            -                         422,305.08                            -                              -                            95,831,028.92                           0.995612567
A9                                             12544MAJ8                       96,253,334.00                          96,253,334.00                                422,305.08                                            -                         422,305.08                            -                              -                            95,831,028.92                           0.995612567
X                                              12544MAK5                      681,232,986.00                         681,232,986.00                                         -                                            -                                  -                            -                              -                           695,510,860.18                           1.020958871
PO                                             12544MAL3                        2,599,966.00                           2,599,966.00                                490,162.75                                            -                         490,162.75                            -                              -                             2,109,803.25                           0.811473398
AR                                             12544MAM1                              100.00                                 100.00                                    100.00                                            -                             100.00                            -                              -                                        -                           0.000000000

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
M                                              12544MAN9                       13,598,000.00                          13,598,000.00                                         -                                            -                                  -                            -                              -                            13,598,000.00                           1.000000000
B1                                             12544MAP4                        5,439,000.00                           5,439,000.00                                         -                                            -                                  -                            -                              -                             5,439,000.00                           1.000000000
B2                                             12544MAQ2                        1,942,000.00                           1,942,000.00                                         -                                            -                                  -                            -                              -                             1,942,000.00                           1.000000000
B3                                             12544MAR0                        3,497,000.00                           3,497,000.00                                         -                                            -                                  -                            -                              -                             3,497,000.00                           1.000000000
B4                                             12544MAS8                          777,000.00                             777,000.00                                         -                                            -                                  -                            -                              -                               777,000.00                           1.000000000
B5                                             12544MAT6                        1,942,000.00                           1,942,000.00                                         -                                            -                                  -                            -                              -                             1,942,000.00                           1.000000000

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                        776,999,999.00                         776,999,999.00                              3,768,575.40                                            -                       3,768,575.40                            -                              -                           773,231,423.60

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Interest Distribution Detail

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                      Beginning Certificate Balance                Pass Through Rate (%)                   Effective Coupon (%)                         Current Interest                 Interest Carryforward Amount                  Deferred Interest           Total Interest Due                  Interest Paid        Interest Carryforward After Dist.        Net Rate Carryover After Dist.
--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                                        721,900,000.00                            6.500000                               6.500000                              3,910,291.67                                            -                                  -                 3,910,291.67                   3,910,291.67                                        -                                     -
A2                                         25,304,933.00                            6.500000                               6.500000                                137,068.39                                            -                                  -                   137,068.39                     137,068.39                                        -                                     -
A3                                         96,253,334.00                            0.000000                               0.000000                                         -                                            -                                  -                            -                              -                                        -                                     -
A4                                        625,646,666.00                            6.050000                               6.050000                              3,154,301.94                                            -                                  -                 3,154,301.94                   3,154,301.94                                        -                                     -
A5                                        625,646,666.00                            1.450000                               1.450000                                755,989.72                                            -                                  -                   755,989.72                     755,989.72                                        -                                     -
A6                                        625,646,666.00                            6.150000                               6.150000                              3,206,439.16                                            -                                  -                 3,206,439.16                   3,206,439.16                                        -                                     -
A7                                        625,646,666.00                            1.350000                               1.350000                                703,852.50                                            -                                  -                   703,852.50                     703,852.50                                        -                                     -
A8                                         96,253,334.00                            9.425000                               9.425000                                755,989.72                                            -                                  -                   755,989.72                     755,989.72                                        -                                     -
A9                                         96,253,334.00                            8.775000                               8.775000                                703,852.50                                            -                                  -                   703,852.50                     703,852.50                                        -                                     -
X                                         681,232,986.00                            0.280886                               0.280886                                159,457.41                                            -                                  -                   159,457.41                     159,457.41                                        -                                     -
PO                                          2,599,966.00                            0.000000                               0.000000                                         -                                            -                                  -                            -                              -                                        -                                     -
AR                                                100.00                            0.000000                               9.346982                                         -                                            -                                  -                            -                           0.78                                        -                                     -

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
M                                          13,598,000.00                            6.500000                               6.500000                                 73,655.83                                            -                                  -                    73,655.83                      73,655.83                                        -                                     -
B1                                          5,439,000.00                            6.500000                               6.500000                                 29,461.25                                            -                                  -                    29,461.25                      29,461.25                                        -                                     -
B2                                          1,942,000.00                            6.500000                               6.500000                                 10,519.17                                            -                                  -                    10,519.17                      10,519.17                                        -                                     -
B3                                          3,497,000.00                            6.500000                               6.500000                                 18,942.08                                            -                                  -                    18,942.08                      18,942.08                                        -                                     -
B4                                            777,000.00                            6.500000                               6.500000                                  4,208.75                                            -                                  -                     4,208.75                       4,208.75                                        -                                     -
B5                                          1,942,000.00                            6.500000                               6.500000                                 10,519.17                                            -                                  -                    10,519.17                      10,519.17                                        -                                     -

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                    776,999,999.00                                                                                                         4,354,123.72                                            -                                  -                 4,354,123.72                   4,354,124.50                                        -                                     -

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

Current Payment Information
Factors per $1,000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Class                                              Cusip        Original Certificate Balance          Beginning Certificate Balance                    Principal Distribution                        Interest Distribution         Ending Certificate Balance         Pass Through Rate (%)
------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
A1                                             12544MAA7                      721,900,000.00                         1000.000000000                               4.387434439                                  5.416666667                      995.612565561                     6.500000
A2                                             12544MAB5                       25,304,933.00                         1000.000000000                               4.387434439                                  5.416666667                      995.612565561                     6.500000
A3                                             12544MAC3                       96,253,334.00                         1000.000000000                               4.387434439                                  0.000000000                      995.612565561                     0.000000
A4                                             12544MAD1                      625,646,666.00                         1000.000000000                               4.387434439                                  5.041666667                      995.612565561                     6.050000
A5                                             12544MAE9                      625,646,666.00                         1000.000000000                               0.000000000                                  1.208333333                      995.612565561                     1.450000
A6                                             12544MAF6                      625,646,666.00                         1000.000000000                               4.387434612                                  5.125000000                      995.612565388                     6.150000
A7                                             12544MAG4                      625,646,666.00                         1000.000000000                               0.000000000                                  1.125000000                      995.612565388                     1.350000
A8                                             12544MAH2                       96,253,334.00                         1000.000000000                               4.387433311                                  7.854166637                      995.612566689                     9.425000
A9                                             12544MAJ8                       96,253,334.00                         1000.000000000                               4.387433311                                  7.312499971                      995.612566689                     8.775000
X                                              12544MAK5                      681,232,986.00                         1000.000000000                               0.000000000                                  0.234071765                     1020.958870861                     0.280886
PO                                             12544MAL3                        2,599,966.00                         1000.000000000                             188.526601574                                  0.000000000                      811.473398426                     0.000000
AR                                             12544MAM1                              100.00                         1000.000000000                            1000.000000000                                  7.789151582                        0.000000000                     0.000000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
M                                              12544MAN9                       13,598,000.00                         1000.000000000                               0.000000000                                  5.416666667                     1000.000000000                     6.500000
B1                                             12544MAP4                        5,439,000.00                         1000.000000000                               0.000000000                                  5.416666667                     1000.000000000                     6.500000
B2                                             12544MAQ2                        1,942,000.00                         1000.000000000                               0.000000000                                  5.416666667                     1000.000000000                     6.500000
B3                                             12544MAR0                        3,497,000.00                         1000.000000000                               0.000000000                                  5.416666667                     1000.000000000                     6.500000
B4                                             12544MAS8                          777,000.00                         1000.000000000                               0.000000000                                  5.416666667                     1000.000000000                     6.500000
B5                                             12544MAT6                        1,942,000.00                         1000.000000000                               0.000000000                                  5.416666667                     1000.000000000                     6.500000

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                        776,999,999.00                         1000.000000000                               4.850161396                                  5.603763842                      995.149838604

------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

THE BANK OF NEW YORK
101 Barclay Street, 4W
New York, NY 10286
Officer:         Michael Cerchio            212-815-6314
Associate:       Jonathan Conte             212-815-6146
CWMBS, Inc.
CHL Mortgage Pass-Through Trust 2007-16
Series 2007-16

Pool Level Data
Distribution Date                                                      9/25/2007
Cut-off Date                                                            8/1/2007
Record Date                                                            8/31/2007
Determination Date                                                     9/22/2007
LIBOR Determination Date                                               8/28/2007
Accrual Period 30/360                                   Begin           8/1/2007
                                                        End             9/1/2007
Number of Days in 30/360 Accrual Period                                       30

                                                                         Group I
One-Month Libor                                                         5.50000%

--------------------------------------------------------------------------------
Prefunding Detail
--------------------------------------------------------------------------------

Target Funding Balance                                            777,000,000.00
Initial Funded Balance                                            776,992,427.38
Supplemental Loan Deposit from Prefunding Account                       7,572.62
Final Unfunded Balance                                                         -

Final Unfunded Amounts are passed through as
Principal at the end of the Prefunding Period

--------------------------------------------------------------------------------
Collateral Detail
--------------------------------------------------------------------------------

Original Mortgage Loan Details

Original Aggregate Loan Count                                              1,296
Original Stated Principal Balance                                 777,000,000.00
Original Weighted Average Mortgage Rate                                 6.91260%
Original Weighted Average Net Mortgage Rate                             6.72452%
Original Weighted Average Remaining Term                                     357

Current Mortgage Loan Details

Beginning Aggregate Loan Count                                             1,296
Loans Paid Off or otherwise removed pursuant to the PSA                      208
                                                                             ---
Ending Aggregate Loan Count                                                1,088

Beginning Pool Stated Principal Balance                           777,000,000.00
Scheduled Principal                                                   279,289.91
Unscheduled Principal                                               3,489,285.50
Realized Principal Losses                                                      -
                                                                               -
Ending Pool Stated Principal Balance                              773,231,424.59

Weighted Averages

Beginning Weighted Average Mortgage Rate                                6.91260%
Beginning Weighted Average Net Mortgage Rate                            6.72452%
Ending Weighted Average Mortgage Rate                                   6.91121%
Ending Weighted Average Net Mortgage Rate                               6.72311%

Beginning Weighted Average Remaining Term to Maturity                        357
Ending Weighted Average Remaining Term to Maturity                           356

Loan Substitution

Aggregate Stated of Principal Balances Removed                                 -
Aggregate Stated of Principal Balance Added                                    -
                                                                               -
Aggregate Principal Substitution Shortfall Amount                              -

Fees of the Trust

Gross Master Servicing Fee                                            113,312.50
Net Master Servicing Fee                                              113,312.50
Trustee Fee                                                             5,827.50
Lpmi                                                                    2,642.47
                                                                        --------
Total Net Loan Fees                                                   121,782.47

Servicer Advances

Principal Advances                                                        329.45
Interest Advances                                                       3,822.68
Reimbursement for Principal & Interest Advances                                -
Reimbursement for Nonrecoverable Advances                                      -
                                                                               -
Total Advances                                                          4,152.13

Mortgage Prepayment Details

Principal Balance of Loans Paid in Full                             2,153,163.63
Prepayment Interest Excess                                                     -
Prepayment Interest Shortfall                                                  -
Compensating Interest                                                          -
Net Prepayment Interest Shortfall                                              -
CPR %                                                                   5.25958%
SMM %                                                                   0.44923%

Net Interest Shortfalls

Net Prepayment Interest Shortfalls                                             -
Relief Act Reduction Shortfalls                                                -
                                                                               -
Total Net Interest Shortfalls                                                  -

--------------------------------------------------------------------------------
Delinquency Information
--------------------------------------------------------------------------------

---------------------                     ----------------------------------
Delinquency Info                               Group 1
---------------------                     ----------------------------------

30-59 Days           Balance                539,343.42              0.06975%
                     Loan Count                      1              0.09191%

60-89 Days           Balance                         -              0.00000%
                     Loan Count                      0              0.00000%

90+ Days             Balance                         -              0.00000%
                     Loan Count                      0              0.00000%

Total                Balance                539,343.42              0.06975%
---------------------                     ----------------------------------
                     Loan Count                      1              0.09191%

---------------------                     -----------------------------------
Foreclosure Info                               Group 1
---------------------                     -----------------------------------

30-59 Days           Balance                         -              0.00000%
                     Loan Count                      0              0.00000%

60-89 Days           Balance                         -              0.00000%
                     Loan Count                      0              0.00000%

90+ Days             Balance                         -              0.00000%
                     Loan Count                      0              0.00000%

Total                Balance                         -              0.00000%
---------------------                     -----------------------------------
                     Loan Count                      0              0.00000%

---------------------                     -----------------------------------
Bankruptcy Info                                Group 1
---------------------                     -----------------------------------

30-59 Days           Balance                         -              0.00000%
                     Loan Count                      0              0.00000%

60-89 Days           Balance                         -              0.00000%
                     Loan Count                      0              0.00000%

90+ Days             Balance                         -              0.00000%
                     Loan Count                      0              0.00000%

Total                Balance                         -              0.00000%
---------------------                     -----------------------------------
                     Loan Count                      0              0.00000%

---------------------                     -----------------------------------
REO Info                                       Group 1
---------------------                     -----------------------------------

30-59 Days           Balance                         -              0.00000%
                     Loan Count                      0              0.00000%

60-89 Days           Balance                         -              0.00000%
                     Loan Count                      0              0.00000%

90+ Days             Balance                         -              0.00000%
                     Loan Count                      0              0.00000%

Total                Balance                         -              0.00000%
---------------------                     -----------------------------------
                     Loan Count                      0              0.00000%

-------------------------------------------------------------------------------------------
Totals for Foreclosure Bankruptcy, REO                       Group 1
------------------------------------------------------------------------------------------

All                                                                -              0.00000%
------------------------------------------------------------------------------------------
                                                                   0              0.00000%

------------------------------------------------------------------------------------------
Totals for Foreclosure,REO Bankruptcy, Delinquency           Group 1
------------------------------------------------------------------------------------------

All                                                       539,343.42              0.06975%
------------------------------------------------------------------------------------------
                                                                   1              0.09191%

60+ Delinquency, Foreclosure, Bankruptcy &
REO Totals

Current                                                -
One-Month Prior                                        -
Two-Month Prior                                        -
Three-Month Prior                                      -
Four-Month Prior                                       -
Five-Month Prior                                       -

60+ Delinquency Average                                -
Passing Delinquency Trigger Test                     YES

--------------------------------------------------------------------------------
Realized Loss Detail
--------------------------------------------------------------------------------

Current Period Realized Losses                         -
Cumulative Realized Losses                             -
Total Liquidated Loan Balance                          -
Total Liquidated Proceeds                              -
Subsequent Recoveries                                  -
Passing Cumulative Loss Test                         YES
Monthly Default Rate                            0.00000%
Conditional Default Rate                        0.00000%

Loan ID                 Liquidation Balance        Liquidation Proceeds      Realized Loss
Group I

                        N/A

Group II

                        N/A

--------------------------------------------------------------------------------
Available Funds
--------------------------------------------------------------------------------

Interest

Scheduled Interest Collected                                        3,794,263.49
Plus: Compensating Interest                                                    -
Less: Master Servicer Fee                                             113,312.50
Less: Mortgage Loan Premiums                                            2,642.47
Less: Excess Master Servicing Fee                                              -
                                                                               -
Total Interest Available                                            3,678,308.52

Principal

Scheduled Principal                                                   271,717.29
Paid in Full Principal                                              2,153,163.63
Curtailment Principal                                               1,336,121.87
Liquidation Principal                                                          -
Repurchased Principal                                                          -
Substitution Adjustment Principal                                              -
Unanticipated Principal Recoveries                                             -
                                                                               -
Total Principal Available                                           3,761,002.79

Other Amounts

Prepayment Penalites                                                           -
Other Amounts                                                                  -
                                                                               -
Total Other Remittance Amounts                                                 -

Total Available Funds                                               7,439,311.31

--------------------------------------------------------------------------------
Distribution Summary
--------------------------------------------------------------------------------

Amounts Available for Distribution

Total Servicer Remittance                                           7,439,311.31
Corridor Contract Proceeds Needed                                              -
Capitalized Interest                                                  681,643.47
Supplemental Loan Deposit                                               7,572.62
Corridor Reserve Fund withdrawal                                               -
Principal Reserve Fund withdrawal                                              -
Other Amounts                                                                  -
                                                                               -
Total Amounts Available                                             8,128,527.40

Distribution Payments

Trustee Fee                                                             5,827.50
Class Payments                                                      8,122,699.90
                                                                    ------------
Total Payments                                                      8,128,527.40

--------------------------------------------------------------------------------
Trust Accounts
--------------------------------------------------------------------------------

Distribution Account

Beginning Balance                                                              -
Deposits                                                            8,128,527.40
Withdrawals                                                         8,128,527.40
                                                                    ------------
Ending Balance                                                                 -

Supplemental Loan Account

Beginning Balance                                                 121,686,856.22
Deposit                                                                        -
Withdrawal                                                              7,572.62
                                                                        --------
Ending Balance                                                    121,679,283.60

Capitalized Interest Account

Beginning Balance                                                     681,643.47
Deposit                                                                        -
Withdrawal                                                            681,643.47
                                                                      ----------
Ending Balance                                                                 -

A Negative Ending Cap Int Balance Indicates
an overdraft and money is due from the
Depositor
A Positive Ending Cap Int Balance Indicates
a surplus and money is due to the Depositor

Exchangeable Certificates Distribution
Account

Beginnning Balance            -
Deposit                       -
Withdrawal                    -
                              -
Ending Balance                -

--------------------------------------------------------------------------------
Senior Principal Distribution Amounts
--------------------------------------------------------------------------------

PO Principal Amounts

Beginning PO Balance                                                2,599,966.07
PO Scheduled Principal                                                489,972.56
PO Prepayments & Recoveries                                               190.19
PO Liquidation Principal                                                       -
PO Principal Loss                                                              -
                                                                               -
Ending PO Balance                                                   2,109,803.31

NON-PO Principal Amounts

Beginning Non-PO Balance                                          774,400,033.93
Non-PO Scheduled Principal                                            278,432.85
Non-PO Prepayments & Recoveries                                     3,278,412.66
Non-PO Liquidation Principal                                                   -
Non-PO Principal Loss                                                          -
                                                                               -
Ending Non-PO Balance                                             771,121,621.28

--------------------------------------------------------------------------------
Principal Distribution Amounts
--------------------------------------------------------------------------------

Senior and Subordinate Percentages

Senior Percentage Original                                             96.48825%
Senior Prepayment Percentage Original                                 100.00000%
Senior Percentage                                                      96.48825%
Senior Prepayment Percentage                                          100.00000%
Subordinate Percentages                                                 3.51175%
Subordinate Prepayment Percentage                                       0.00000%

Senior Principal Distribution Amount
Principal Distribution Amounts

Senior Principal Distribution Amount                                3,278,412.66
Subordinate Principal Distribution Amount                                      -
PO Principal Distribution Amount                                      490,162.75
                                                                      ----------
Total Principal Distribution Amount                                 3,768,575.41

--------------------------------------------------------------------------------
Credit Enhancements
--------------------------------------------------------------------------------

Subordination

Credit Support                                    Original               Current
Class A                                   2,289,858,333.00      2,279,332,874.66
Class A Percentage                              98.826311%            98.820955%

Class M                                      13,598,000.00         13,598,000.00
Class M Percentage                               0.586866%             0.589544%

Class B1                                      5,439,000.00          5,439,000.00
Class B1 Percentage                              0.234738%             0.235809%

Class B2                                      1,942,000.00          1,942,000.00
Class B2 Percentage                              0.083813%             0.084196%

Class B3                                      3,497,000.00          3,497,000.00
Class B3 Percentage                              0.150924%             0.151613%

Class B4                                        777,000.00            777,000.00
Class B4 Percentage                              0.033534%             0.033687%

Class B5                                      1,942,000.00          1,942,000.00
Class B5 Percentage                              0.083813%             0.084196%

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Stratification Tables
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items          Percent of Items           Principal Balance       Percent of Balance
less than or equal to                                          -                      0                     0.000                           -                    0.000
 -                                   -                 25,000.00                      0                     0.000                           -                    0.000
25,000.00                            -                 50,000.00                      0                     0.000                           -                    0.000
50,000.00                            -                 75,000.00                      0                     0.000                           -                    0.000
75,000.00                            -                100,000.00                      0                     0.000                           -                    0.000
100,000.00                           -                125,000.00                      1                     0.092                  121,374.75                    0.016
125,000.00                           -                150,000.00                      0                     0.000                           -                    0.000
150,000.00                           -                175,000.00                      0                     0.000                           -                    0.000
175,000.00                           -                200,000.00                      0                     0.000                           -                    0.000
200,000.00                           -                225,000.00                      0                     0.000                           -                    0.000
225,000.00                           -                250,000.00                      0                     0.000                           -                    0.000
250,000.00                           -                275,000.00                      0                     0.000                           -                    0.000
275,000.00                           -                300,000.00                      0                     0.000                           -                    0.000
300,000.00                           -                325,000.00                      0                     0.000                           -                    0.000
325,000.00                           -                350,000.00                      1                     0.092                  347,649.18                    0.045
350,000.00                           -                375,000.00                      0                     0.000                           -                    0.000
375,000.00                           -                400,000.00                      0                     0.000                           -                    0.000
400,000.00                           -                425,000.00                     23                     2.114                9,700,247.03                    1.255
425,000.00                           -                450,000.00                    107                     9.835               47,107,207.04                    6.092
450,000.00                           -                475,000.00                    107                     9.835               49,451,711.73                    6.395
475,000.00                           -                500,000.00                    150                    13.787               73,726,409.10                    9.535
500,000.00                           -                525,000.00                     99                     9.099               50,926,355.54                    6.586
525,000.00                           -                550,000.00                     76                     6.985               40,960,236.00                    5.297
550,000.00                           -                575,000.00                     75                     6.893               42,100,805.75                    5.445
575,000.00                           -                600,000.00                     82                     7.537               48,457,595.72                    6.267
600,000.00                           -                625,000.00                     56                     5.147               34,381,444.52                    4.446
625,000.00                           -                650,000.00                     60                     5.515               38,506,766.27                    4.980
650,000.00                           -                675,000.00                     26                     2.390               17,280,169.45                    2.235
675,000.00                           -                700,000.00                     30                     2.757               20,726,538.13                    2.681
700,000.00                           -                725,000.00                     18                     1.654               12,844,773.33                    1.661
725,000.00                           -                750,000.00                     18                     1.654               13,335,721.40                    1.725
750,000.00                           -                775,000.00                     16                     1.471               12,191,477.14                    1.577
775,000.00                           -                800,000.00                     20                     1.838               15,840,710.82                    2.049
greater than                                          800,000.00                    123                    11.305              245,224,231.69                   31.714
                                                Wgt Ave / Total:                   1088                   100.000              773,231,424.59                  100.000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items          Percent of Items           Principal Balance       Percent of Balance
less than or equal to                                        5.0                      1                     0.092                  489,115.50                    0.063
5.0                                  -                       5.3                      0                     0.000                           -                    0.000
5.3                                  -                       5.5                      0                     0.000                           -                    0.000
5.5                                  -                       5.8                      1                     0.092                  600,000.00                    0.078
5.8                                  -                       6.0                      1                     0.092                  594,211.12                    0.077
6.0                                  -                       6.3                      9                     0.827                6,360,333.89                    0.823
6.3                                  -                       6.5                     60                     5.515               40,580,467.20                    5.248
6.5                                  -                       6.8                    352                    32.353              216,222,440.13                   27.963
6.8                                  -                       7.0                    411                    37.776              363,028,238.77                   46.949
7.0                                  -                       7.3                    150                    13.787               87,629,745.28                   11.333
7.3                                  -                       7.5                     63                     5.790               35,523,813.15                    4.594
7.5                                  -                       7.8                     27                     2.482               14,138,940.00                    1.829
7.8                                  -                       8.0                      4                     0.368                2,502,366.86                    0.324
greater than                                                 8.0                      9                     0.827                5,561,752.69                    0.719
                                                Wgt Ave / Total:                   1088                   100.000              773,231,424.59                  100.000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------------------------------------------
                                                                        Number of Items          Percent of Items           Principal Balance       Percent of Balance
less than or equal to                                        120                      0                     0.000                           -                    0.000
120                                  -                       180                      0                     0.000                           -                    0.000
180                                  -                       300                     30                     2.757               17,870,611.18                    2.311
300                                  -                       360                   1058                    97.243              755,360,813.41                   97.689
greater than                                                 360                      0                     0.000                           -                    0.000
                                                Wgt Ave / Total:                   1088                   100.000              773,231,424.59                  100.000

----------------------------------------------------------------------------------------------------------------------------------------------------------------------